                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         NORTHWEST AIRLINES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                                                      PRELIMINARY PROXY MATERIAL

                                     [LOGO]

                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1998
                            ------------------------

To the Stockholders of Northwest Airlines Corporation:

    The Annual Meeting of Stockholders of Northwest Airlines Corporation (the "Corporation") will be held at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 on Friday, April 24, 1998, at 9:30 a.m., Eastern Daylight Time, for the following purposes:

    (1) To elect fourteen directors of the Corporation to serve terms of one year and until their successors have been duly elected and qualified. Three of the director nominees will be elected exclusively by the holders of the Series C Preferred Stock of the Corporation in accordance with the provisions of the Certificate of Designation with respect to the Series C Preferred Stock.

    (2) To approve an amendment to the Corporation's Second Amended and Restated Certificate of Incorporation to combine and reclassify the existing separate classes of voting and non-voting Class A and Class B Common Stock into a single class of voting Common Stock.

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 27, 1998 as the record date for determination of the stockholders authorized to receive notice of and to vote at the meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, during ordinary business hours for a period of ten days prior to the meeting. The list will also be available on April 24, 1998 at the place of the meeting. Your attention is directed to the accompanying proxy statement.

                                          By Order of the Board of Directors,

                                          Douglas M. Steenland
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

March   , 1998
Eagan, Minnesota

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD WHEN YOU RETURN IT, AND BRING TO THE ANNUAL MEETING THE ADMISSION TICKET THAT IS PRINTED ON THE LAST PAGE OF THE PROXY STATEMENT. YOU MUST HAVE AN ADMISSION TICKET (PRINTED ON THE LAST PAGE OF THE PROXY STATEMENT OR OTHER PROOF OF SHARE OWNERSHIP (FOR EXAMPLE, A RECENT STATEMENT OF YOUR BROKER)). IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                      PRELIMINARY PROXY MATERIAL

                                     [LOGO]

                         NORTHWEST AIRLINES CORPORATION

                             2700 LONE OAK PARKWAY

                             EAGAN, MINNESOTA 55121

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 24, 1998

                            ------------------------

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Airlines Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Friday, April 24, 1998 at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 at 9:30 a.m. Eastern Daylight Time or at any postponement or adjournment thereof (the "Annual Meeting"). This proxy statement and the
accompanying proxy card are being mailed to stockholders on or about March     ,
1998.

    The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this proxy statement, will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited by certain directors, officers and employees of the Corporation in person and by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Corporation also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy material to the beneficial owners of shares held of record and will reimburse such persons for their expenses in connection therewith.

OUTSTANDING SHARES AND VOTING RIGHTS

OUTSTANDING SHARES

    The Board of Directors has set February 27, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were outstanding 98,146,317 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 11,745 shares of Class B Common Stock, par value $.01 per share

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
(the "Class B Common Stock"), and 6,100,049 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). These securities constitute the only classes of securities entitled to vote at the Annual Meeting.

VOTING RIGHTS

    CLASS A COMMON STOCK

    Each outstanding share of Class A Common Stock entitles the holder thereof to one vote on all matters to be voted on by the Corporation's stockholders other than the election of directors to be elected by the holders of Series C Preferred Stock (the "Series C Directors").

    CLASS B COMMON STOCK

    Each outstanding share of Class B Common Stock entitles the holder thereof to one vote on the proposal to combine and reclassify the existing separate classes of voting and non-voting Class A and Class B Common Stock into a single class of voting Common Stock (Proposal 2) and the Class B Common Stock will vote as a separate class with respect to Proposal 2. Holders of Class B Common Stock are not entitled to vote on any other matters to be voted on by the Corporation's stockholders at the Annual Meeting.

    SERIES C PREFERRED STOCK

    The Series C Preferred Stock is held by certain trusts established for the benefit of the Corporation's employees under the Northwest Airlines Corporation Employee Stock Plan (the "Employee Stock Plan") and former Northwest employees to whom such stock is distributed from the trusts and their spouses, children and heirs (collectively, "Qualified Holders"). As part of an overall revised compensation plan for the Corporation's employees provided by labor agreements entered into in 1993, the Corporation issued to the trusts for the benefit of participating employees 9,048,893 shares of Series C Preferred Stock and 17,777,025 shares of Class A and Class B Common Stock. Each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.364 shares of Common Stock. The Series C Preferred Stock votes with the Class A Common Stock on all matters submitted to stockholders for a vote, except with respect to the election of directors. Each outstanding share of Series C Preferred Stock held by a Qualified Holder is entitled to the number of votes equal to 1.364 votes per share at the Annual Meeting. Shares of Series C Preferred Stock automatically convert into shares of Class A Common Stock upon their sale or transfer to a non-Qualified Holder.

    With respect to the election of directors, the Series C Preferred Stock voting as a separate class is entitled to elect three Series C Directors, one of whom is nominated by the International Brotherhood of Teamsters (the "IBT"), one by the International Association of Machinists and Aerospace Workers (the "IAM") and one by the Northwest Master Executive Council ("Northwest MEC") of the Air Line Pilots Association International ("ALPA"). Until July 31, 2003, the number of Series C Directors will be the greater of three or the number that represents at least 15 percent of the Corporation's directors. Qualified Holders of Series C Preferred Stock are entitled to vote for or against the three Series C Director nominees as a slate and are not entitled to vote for or against any single Series C Director nominee and are not entitled to vote for the election of any other directors of the Corporation.

STOCKHOLDERS' AGREEMENT

    In connection with the acquisition in 1989 of the Corporation's principal subsidiary, NWA Inc., which is the parent of Northwest Airlines, Inc. ("Northwest Airlines"), the original investors in the Corporation (the "Original Investors") and the Corporation entered into an agreement (as amended, the "Stockholders' Agreement"). The parties to the Stockholders' Agreement (other than the Corporation), presently consisting of Alfred A. Checchi and certain trusts established for the benefit of Mr. Checchi's family,

Gary L. Wilson and certain members of Mr. Wilson's family, Frederic V. Malek and certain trusts established for the benefit of Mr. Malek's family, and Richard C. Blum & Associates--NWA Partners, L.P. ("Blum--NWA Partners"), who in the aggregate own as of February 27, 1998, 26.3 percent of the Corporation's outstanding Class A Common Stock on a fully diluted basis, have agreed to vote their shares of Class A Common Stock for the election to the Board of Directors of (i) three designees of Alfred A. Checchi and certain trusts formed for the benefit of Mr. Checchi or members of his family (collectively, the "Checchi Family"), (ii) three designees of Gary L. Wilson and members of his family (collectively, the "Wilson Family"), and (iii) one designee of Blum--NWA Partners or its affiliates.

    For each transfer of 2,635,019 shares of Common Stock by the Checchi Family and the Wilson Family and their affiliates beyond the transfer of 7,905,057 shares, the number of directors that the Checchi Family and the Wilson Family may designate on the Board will be reduced by one. The right of an Original Investor to designate one or more directors pursuant to the Stockholders' Agreement terminates if such party owns fewer than 2,635,019 shares of Common Stock. If the directors elected by the Series C Prefered Stock represent less than 15% of the total number of directors, or if the Corporation defaults in certain repurchase obligations with respect to the Series C Preferred Stock, the Original Investors have agreed to cause their representatives on the Board to vote to increase the size of the Board so as to accommodate the additional directors to which the Series C Preferred Stock may be entitled in accordance with the terms of the relevant Certificate of Designation.

KLM STANDSTILL AGREEMENT

    Koninklijke Luchtvaart Maatschappij N.V. ("KLM") is a party to a Standstill Agreement dated as of September 29, 1997 (the "Standstill Agreement") between KLM and the Corporation. All 18,177,874 shares of Class A Common Stock held by KLM are subject to the voting restrictions provided for in the Standstill Agreement. Pursuant to the Standstill Agreement, KLM is required to be present (in person or represented by proxy) at all of the Corporation's stockholders' meetings so that KLM's Class A Common Stock can be counted for the purpose of determining the presence of a quorum at such meetings. KLM is required to vote its Class A Common Stock in favor of the election to the Board of Directors of the persons recommended by the Corporation's Board of Directors. KLM has discretion with respect to the voting of its Class A Common Stock on all other matters.

FOREIGN OWNERSHIP OF SHARES

    The Federal Aviation Act prohibits non-United States citizens from owning more than 25 percent of the voting interest of a company such as the Corporation, which owns a United States air carrier. The Corporation's certificate of incorporation provides that no share of the Corporation's voting stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock registry maintained by the Corporation for non-United States holders (the "Foreign Stock Registry"). The Corporation's bylaws provide that no shares of the Corporation's voting stock held by non-United States citizens will be registered on the Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions--currently 25 percent of the voting stock of the Corporation.

    As of the Record Date, shares representing 16.9 percent of the total outstanding voting stock of the Corporation (on a fully diluted basis) have been registered on the Foreign Stock Registry. KLM presently owns or controls and has registered on the Foreign Stock Registry 18,177,874 shares of Class A Common Stock, which constitute 16.8 percent of the total outstanding voting stock of the Corporation on a fully diluted basis. Any holder of Class A Common Stock who is not a United States citizen and has not registered its shares on the Foreign Stock Registry maintained by the Corporation will not be permitted to vote its shares at the Annual Meeting. The enclosed proxy card contains a certification that by signing the proxy card the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on the Corporation's Foreign Stock Registry.

    Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, and (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

VOTING PROCEDURES; QUORUM

    Shares of stock represented by a proxy card that is returned properly signed will be voted by the persons named as proxies in accordance with the instructions indicated on the proxy card. If a proxy card is signed and returned without instructions, the shares will be voted as recommended by the Board of Directors.

    A proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by written notice to the Office of the Secretary of the Corporation, by delivery of a later-dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

    The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all shares of Class A Common Stock and Series C Preferred Stock that are outstanding and entitled to vote generally at the Annual Meeting is necessary to constitute a quorum, except that (i) with respect to the election of the Class A Common Directors (as defined below), the presence, in person or by proxy, of a majority of the holders of all shares of Class A Common Stock is necessary to constitute a quorum, (ii) with respect to the election of the Series C Directors, the presence, in person or by proxy, of a majority of the holders of all shares of Series C Preferred Stock is necessary to constitute a quorum, and (iii) with respect to Proposal 2, the presence, in person or by proxy, of a majority of the holders of all shares of Class B Common Stock is also necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    The nominees for election to the Board of Directors (other than the nominees for the Series C Directors) receiving the greatest number of the affirmative votes cast by holders of Class A Common Stock, up to the 11 directors to be elected, will be elected as directors. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. The election of the slate of nominees for the Series C Directors requires the affirmative vote by the holders of the majority of the Series C Preferred Stock present at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes against the slate of Series C Directors; broker "non-votes" will be deemed shares not entitled to vote and will have no effect on the election of Series C Directors. The approval of the amendment to the Corporation's Second Amended and Restated Certificate of Incorporation requires (i) the approval of a majority of the votes which can be cast by the holders of all shares of Class A Common Stock and Series C Preferred Stock (voting together as a single class) that are outstanding and entitled to vote, and (ii) the approval by a majority of holders of all shares of the Class B Common Stock (voting as a separate class) that are outstanding and entitled to vote. Abstentions and broker "non-votes" will have the same effect as votes against such proposal.

VOTING SHARES HELD IN THE EMPLOYEE STOCK PLAN

    Under certain of the trusts established under the Employee Stock Plan, shares allocated to the accounts of participants in the Employee Stock Plan may be voted as to certain matters through separate participant voting instruction cards that will be mailed to the applicable participants in the Employee Stock Plan. If a participant also owns shares outside the Employee Stock Plan, the participant must return both the proxy card and the voting instruction card to vote all of his or her shares. The trustees of the Employee Stock Plan will vote the number of shares allocated to a participant's account in accordance with the directions on the voting instruction card if the card is duly signed and received by April 22, 1998. Allocated shares for which the trustees receive no instructions will be voted by the trustees in their discretion.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    It is proposed that 14 directors be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until the director's earlier resignation or removal. Each nominee is presently a director of the Corporation and also serves as a director of NWA Inc. and Northwest Airlines, which are direct and indirect subsidiaries of the Corporation. The 11 nominees to the Board of Directors to be elected by the holders of the Class A Common Stock (the "Class A Common Directors") were nominated by the Chairman of the Board of Directors pursuant to the Corporation's Bylaws. Messrs. Kourpias, Griswold and Woerth were nominated by the IAM, IBT and Northwest MEC, respectively, for election by the holders of the Series C Preferred Stock.

    The persons named in the enclosed proxy intend to vote the shares covered by proxies for the election of the director-nominees named below. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not anticipated, the shares covered by proxies will be voted for such substitute nominee, if any, as may be recommended by the Chairman of the Board of Directors with respect to any nominee to be a Class A Common Director or as may be nominated by the IAM, IBT or Northwest MEC, as applicable, with respect to any nominee to be a Series C Director. As a result of the election of 14 directors at the Annual Meeting, there will be one vacancy on the Board of Directors. The proxies will not be voted for any nominees other than the fourteen individuals named in this proxy statement or substitute nominees for such individuals.

INFORMATION CONCERNING DIRECTOR-NOMINEES

    Information with respect to the business experience and affiliations of the director-nominees follows:

    CLASS A COMMON DIRECTORS

    RICHARD C. BLUM, age 62, has served as a director of the Corporation since 1989. Mr. Blum is chairman and president of Richard C. Blum & Associates, Inc., which is the general partner of Richard C. Blum & Associates, L.P., a merchant banking firm which acts as general partner for various investment partnerships. Mr. Blum also serves as a director of the Shaklee Corporation (nutritional, household and personal care products), URS Corporation (architectural and engineering services), Glenborough Realty Trust (a REIT), and CB Commercial Real Estate Group (real estate services). Mr. Blum is also Co-Chairman of Newbridge Capital, an investment management firm that invests in Asia and Latin America.

    ALFRED A. CHECCHI, age 49, was co-chairman of the Board of Directors from 1991 to 1997 and has served as a director of the Corporation since 1989. From 1989 to 1991, Mr. Checchi served as sole chairman of the Board of Directors. Mr. Checchi is currently a private investor. Between 1983 and 1987, he was a principal of Bass Brothers Enterprises. Mr. Checchi began his business career at Marriott Corp. in 1975 and over the next eight years held a variety of management positions, including vice president of corporate development and treasurer.

    JOHN H. DASBURG, age 55, has served as president and chief executive officer and a director of the Corporation since 1990. Mr. Dasburg joined the Corporation in November 1989 as executive vice president

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
of finance and administration and was named president and chief executive officer in November 1990. From 1987 to 1989, Mr. Dasburg served as president of Marriott's Lodging Group and as an executive vice president of Marriott Corp. From 1980 through 1987, he held various senior executive positions at Marriott. Prior to 1980, he was a partner of KPMG Peat Marwick. Mr. Dasburg is on the board of directors of Owens Corning (building and construction products) and The St. Paul Companies, Inc. (insurance). He also serves on the board of directors of the Mayo Foundation.

    DORIS KEARNS GOODWIN, age 55, has served as a director of the Corporation since November 1997. Ms. Goodwin is a historian and author and has received numerous awards including the Pulitzer Prize in history in 1995. She is currently a member of the Harvard University Board of Overseers and was a Professor of Government at Harvard University from 1969 to 1977.

    DENNIS F. HIGHTOWER, age 56, has served as a director of the Corporation since November 1997. Since July 1996, Mr. Hightower has been Professor of Management at the Harvard Business School. From March 1995 to June 1996 Mr. Hightower was President of Walt Disney Television & Telecommunications and from June 1987 to March 1995 he was President of Disney Consumer Products, Europe, Middle East and Africa. Mr. Hightower is also director of PanAmSat Corporation (satellite communications), Phillips--Van Heusen Corporation (apparel manufacturing) and The TJX Companies, Inc. (apparel retailing).

    FREDERIC V. MALEK, age 61, has served as a director of the Corporation since 1989. Mr. Malek served as president of Northwest Airlines from late 1989 to mid-1990 and was vice chairman of Northwest Airlines from 1990 through 1991. Mr. Malek is chairman of Thayer Capital Partners, a Washington, D.C.-based merchant bank, which Mr. Malek formed in 1993. Mr. Malek is a director of American Management Systems, Inc. (computer services and consulting), Automatic Data Processing, Inc. (payroll data processing), CB Commercial Real Estate Group (real estate services), Choice Hotels, Inc. (hotel franchising), FPL Group, Inc. (electric utility), Manor Care, Inc. (nursing homes and lodging services), Sunburst Hospitality Corp. (hotels) and various mutual funds sponsored by PaineWebber Group Inc.

    WALTER F. MONDALE, age 70, was re-elected as a director of the Corporation in January 1997 and served as a director of the Corporation from 1989 to 1993. Mr. Mondale served as the U.S. Ambassador to Japan from 1993 to 1996, served as Vice President of the United States from 1977 to 1981 and served in the U.S. Senate from 1964 through 1977. Mr. Mondale is on the board of directors of CNA Financial Corp. (insurance), Dain Rauscher Corporation (financial services), St. Jude Medical, Inc. (healthcare), United HealthCare Corporation (healthcare), and various mutual funds sponsored by BlackRock Financial Management L.P. He is currently a partner of the law firm of Dorsey & Whitney LLP. He also serves on the boards of directors of the Mayo Foundation and the University of Minnesota Foundation.

    V. A. RAVINDRAN, age 50, has served as a director of the Corporation since 1992. Since 1987, Mr. Ravindran has been the president of Paracor Finance Inc. (formerly Elders Finance, Inc.), a United States merchant bank wholly owned by Fosters Brewing Group Ltd. of Australia. From 1987 to 1992, Mr. Ravindran was an executive director of EFG Holdings (USA), the finance group holding company of Fosters Brewing Group Ltd. of Australia.

    LEO M. VAN WIJK, age 51, has served as a director of the Corporation since November 1997 and served as a director of the Corporation from 1991 to 1996. Mr. van Wijk is President and Chief Executive Officer of KLM, a position he has held since August 1997. He joined KLM in May 1971 and has held various positions with KLM; he was Managing Director from 1991 through 1996 and was Chief Operating Officer from January 1997 through August 1997.

    GEORGE J. VOJTA, age 62, has served as a director of the Corporation since 1992. Mr. Vojta has served as vice chairman and director of Bankers Trust New York Corporation and Bankers Trust Company since 1992 and as a member of the management committee since 1984. He is also a director of Private Export Funding Corporation (financing of United States exports), a member of the New York State Banking

Board and chairman of the Wharton Financial Institutions Center at the University of Pennsylvania (financial research and publication).

    GARY L. WILSON, age 58, has been Chairman of the Board of Directors since April 1997, served as Co-Chairman of the Board of Directors from 1991 to 1997 and has served as a director of the Corporation since 1989. Mr. Wilson also serves as a director of CB Commercial Real Estate Group (real estate services), On Command Corp. (hotel movie distribution systems) and The Walt Disney Company (entertainment). He joined Disney in 1985 as executive vice president and chief financial officer and a director. Before joining Disney, Mr. Wilson served for 11 years in executive positions at Marriott Corp., including executive vice president and chief financial officer. Mr. Wilson serves on the board of trustees of Duke University.

    SERIES C DIRECTORS

    MARVIN L. GRISWOLD, age 64, has served as a director of the Corporation since August 1993. Mr. Griswold is the retired International Director of the Teamsters Airline Division, a position he held from 1991 to September 1995.

    GEORGE J. KOURPIAS, age 65, has served as a director of the Corporation since July 1997. Mr. Kourpias is the retired International President of the IAM, a position he held from 1989 to 1997.

    DUANE E. WOERTH, age 49, has served as a director of the Corporation since August 1993. Captain Woerth, a Northwest Airlines pilot, has served as first vice president of ALPA since January 1991. Captain Woerth was the chairman of the Northwest MEC from May 1990 to December 1990.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS EMERITUS

    Directors who have retired under the Corporation's retirement policy are appointed as Directors Emeritus. Such individuals are entitled to attend and participate in all Board of Directors meetings but are not entitled to vote at such meetings as a director. Currently, Melvin R. Laird is the only Director Emeritus. Upon Mr. Kempner's retirement at the Annual Meeting after nine years of exemplary service to the Corporation, Mr. Kempner will become a Director Emeritus.

ATTENDANCE

    During 1997, the Board of Directors held five regularly scheduled and five special meetings. The Board of Directors will hold five regularly scheduled meetings in 1998. During 1997, each of the incumbent directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served with the exception of Messrs. Blum, Kempner and Vojta.

COMMITTEES ESTABLISHED BY THE BOARD

    The Board of Directors has established committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

    The Finance Committee is presently comprised of Messrs. Dasburg (Chairman), Blum, Kourpias and Wilson and twelve members of the Corporation's senior management. The committee reviews the Corporation's business and financial strategies, the annual operating and capital budgets and proposed capital expenditures and sales of the Corporation's assets and acquisitions in excess of $1 million. The committee has the authority to approve proposed capital expenditures, acquisitions and sales of the Corporation's assets not exceeding $10 million. The committee met eleven times during 1997.

    The Audit, Safety and Environmental Committee is presently comprised of Messrs. Kempner (Chairman), Griswold and Mondale. The committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders and the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The committee also acts on behalf of the Board of Directors to review management's actions to see that the Corporation's operations are performed with the highest degree of safety and in compliance with all environmental laws. The committee met three times during 1997.

    The Compensation and Stock Option Committee is presently comprised of Messrs. Malek (Chairman), Blum, Hightower, Ravindran and Woerth. The committee reviews and approves all general compensation, bonus and incentive programs and plans for the management employees of the Corporation and all employment contracts, incentive programs or other financial arrangements between the Corporation and the Chief Executive Officer and the executives who report directly to the Chief Executive Officer. The committee participates in senior management succession planning, the review and approval of management succession programs, career pathing programs, senior management evaluation, and the development of training programs. A subcommittee comprised of Messrs. Hightower and Ravindran exercises all of the powers, duties and responsibilities with respect to the Corporation's stock option plans and the Corporation's long term incentive and retention plan. The committee met five times during 1997.

COMPENSATION OF DIRECTORS

    The Corporation's current policy is to not pay any fees to its directors, except as described below for independent directors. Directors are reimbursed for ordinary expenses incurred in connection with their attendance at Board and committee meetings. Directors and their spouses and dependent children are eligible for complimentary transportation privileges on Northwest Airlines. Each director also is entitled to $25,000 of complimentary travel benefits per year on Northwest Airlines which the director may extend to other persons.

    The Corporation's current policy is to pay fees to its independent directors, i.e., non-management directors who are not directly affiliated with a present or past party to the Stockholders' Agreement. Currently, Messrs. Hightower, Mondale and Ravindran and Ms. Goodwin are the only such independent directors. Each independent director receives an annual retainer of $25,000 for Board service and an attendance fee of $1,000 for each Board meeting and each committee meeting attended. Independent directors are also reimbursed for ordinary expenses incurred in connection with their attendance at Board and committee meetings and, together with their spouse and dependent children, are also eligible for complimentary transportation privileges on Northwest Airlines. Independent directors may elect to receive all or part of the $25,000 of complimentary travel benefits per year on Northwest Airlines in return for a dollar for dollar reduction of the annual retainer.

    All directors are reimbursed by the Corporation for income taxes resulting from actual, personal use of the complimentary transportation privileges on Northwest Airlines. The cost of such complimentary transportation in 1997, including the reimbursement obligation for income tax liability, was as follows:
Richard C. Blum ($600); Alfred A. Checchi ($191); Doris Kearns Goodwin ($0); Marvin L. Griswold ($582); Dennis F. Hightower ($0); Thomas L. Kempner ($3,856); George J. Kourpias ($0); Frederic V. Malek ($12,931); Walter F. Mondale ($3,884); V. A. Ravindran ($483); Leo M. van Wijk ($0); and George J. Vojta ($0). Messrs. Dasburg, Wilson and Woerth are considered employees of Northwest Airlines and as such are not subject to income taxes from the use of employee pass privileges and the Corporation does not maintain records with respect to the value of the personal use of employee pass privileges.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1997, the members of the Compensation and Stock Option Committee were Messrs. Malek (Chairman), Blum, Hightower, Ravindran and Woerth.

    Mr. Malek served as president of the Corporation from late 1989 to mid-1990. In September 1997 in connection with the KLM common stock repurchase, KLM agreed with the Corporation to cancel an option to purchase Corporation common stock granted to KLM by Mr. Malek and members of Mr. Malek's family. Mr. Malek and certain members of his family agreed to reimburse the Corporation $809,028 in satisfaction of obligations undertaken by the Corporation in connection with the cancellation of such option by KLM. Mr. Malek and his family paid such amount by transferring to the Corporation 17,684 shares of Class A Common Stock.

    Mr. Woerth, a Northwest Airlines pilot, currently is serving as first vice president of ALPA and is entitled to return to Northwest Airlines as an airline pilot.

    Mr. Blum is a partner of Richard C. Blum & Associates, L.P., which is the general partner of Blum--NWA Partners, and a controlling person and chairman of Richard C. Blum & Associates, Inc., the general partner of Richard C. Blum & Associates, L.P. In September 1997 in connection with the KLM common stock repurchase, the Corporation repurchased for $135.2 million all Series A and Series B Preferred Stock held by Blum--NWA Partners.

    The committee members have no interlocking relationships as defined by the rules and regulations of the Securities and Exchange Commission.

RELATED PARTY TRANSACTIONS

    Certain director-nominees are or have been executive officers of companies that sell services or extend credit to the Corporation in the ordinary course of business. Mr. Vojta is currently Vice Chairman and a director of Bankers Trust New York Corporation and Bankers Trust Company, which perform commercial and investment banking services for the Corporation in the ordinary course of business. Bankers Trust Company serves as agent and lender under certain of the Corporation's credit facilities for which it receives customary fees and compensation. BT Alex. Brown Incorporated, a subsidiary of Bankers Trust New York Corporation, was an underwriter for an offering of unsecured notes in February 1998 for which it received customary fees and compensation. Mr. Mondale is a partner of the law firm of Dorsey & Whitney LLP, which provides legal services to the Corporation.

    Mr. van Wijk is President and Chief Executive Officer of KLM. In September 1997, Northwest Airlines and KLM expanded their joint venture alliance by entering into an enhanced commercial and operational alliance providing for a minimum term of 13 years. Concurrently, the Corporation and KLM entered into an agreement providing for the repurchase for $1.12 billion over three years of all 24,977,874 shares of Class A Common Stock held by KLM. In September 1997, 6,800,000 million of such shares were repurchased for $273.1 million. In January 1998, the Corporation reached an agreement in principle with KLM to accelerate the repurchase of the remaining 18,177,874 million shares of Class A Common Stock held by KLM. The agreement in principle is subject to the execution of definitive documentation and the approval of the respective boards of the Corporation and KLM. The estimated purchase price of $775 million will be paid with a combination of approximately $335 million cash and three senior unsecured notes for the remainder.

    In connection with the September 1997 KLM common stock repurchase, the Corporation also repurchased for $251.3 million all of the outstanding shares of the Corporation's Series A Preferred Stock and Series B Preferred Stock, which shares were held by KLM (which received $49.6 million), Bankers Trust New York Corporation (which received $66.5 million) and Blum--NWA Partners (which received $135.2 million). Mr. Kempner is a director of Richard C. Blum & Associates, Inc., the general partner of Richard C. Blum & Associates, L.P., which is the general partner of Blum--NWA Partners. See "Election of Directors--Compensation Committee Interlocks and Insider Participation" for a description of Mr. Blum's relationship with Blum--NWA Partners.

    In connection with the September 1997 KLM common stock repurchase, KLM agreed with the Corporation to cancel an option to purchase Corporation common stock granted to KLM by Messrs. Checchi and Wilson. Each of Messrs. Checchi and Wilson agreed to reimburse the Corporation $14,042,540.25 in satisfaction of obligations undertaken by the Corporation in connection with the cancellation of such options by KLM. Pursuant to such arrangements Mr. Checchi paid such amount in October 1997, and Mr. Wilson paid such amount together with interest at a rate of 6% per annum in January 1998. See "Election of Directors--Compensation Committee Interlocks and Insider Participation" for a description of the arrangement with respect to the cancellation of the option granted to KLM by Mr. Malek and members of his family.

                       BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth the holdings, as of February 27, 1998, of the Corporation's capital stock of each current director and nominee for director of the Corporation, each executive officer named in the Summary Compensation Table presented elsewhere in this proxy statement, all directors and executive officers of the Corporation as a group, and each person known to the Corporation to beneficially own more than five percent of any class of the Corporation's voting securities. Unless otherwise indicated, each named beneficial owner has sole voting and investment power with respect to the shares listed.

                                                                                                            PERCENT OF
                                                                              NUMBER OF     PERCENT OF     TOTAL VOTING
NAME OF BENEFICIAL OWNER                                CLASS OF SECURITY    SHARES(1)(2)   CLASS(1)(2)      POWER(15)
----------------------------------------------------  ---------------------  ------------  -------------  ---------------
DIRECTORS
Gary L. Wilson(3)...................................         Class A Common    11,390,117         11.4            10.6
                                                             Class B Common        10,000         85.1              --
Richard C. Blum(4)..................................         Class A Common     5,001,390          5.0             4.6
Alfred A. Checchi(5)................................         Class A Common    11,400,117         11.4            10.6
John H. Dasburg.....................................         Class A Common       514,759            *               *
Doris Kearns Goodwin................................                     --            --           --              --
Marvin L. Griswold(6)...............................                     --            --           --              --
Dennis F. Hightower.................................                     --            --           --              --
Thomas L. Kempner(7)................................                     --            --           --              --
George J. Kourpias(8)...............................                     --            --           --              --
Frederic V. Malek(9)................................         Class A Common       731,503            *               *
Walter F. Mondale...................................         Class A Common           300            *               *
V. A. Ravindran.....................................         Class A Common         1,000            *               *
Leo M. van Wijk(10).................................                     --            --           --              --
George J. Vojta(11).................................                     --            --           --              --
Duane E. Woerth(12).................................                     --            --           --              --

EXECUTIVE OFFICERS
Michael E. Levine...................................         Class A Common       247,483            *               *
James A. Lawrence...................................         Class A Common       150,138            *               *
Christopher E. Clouser..............................         Class A Common       136,986            *               *
Douglas M. Steenland................................         Class A Common        96,998            *               *
All directors and executive officers as a group (26
  persons)..........................................         Class A Common    29,994,529         30.1            27.8
                                                             Class B Common        10,000         85.1              --

OTHER 5% HOLDERS
Richard C. Blum & Associates, L.P.(4)...............         Class A Common     5,001,390          5.0             4.6
  909 Montgomery Street, Suite 400
  San Francisco, CA 84133

                                                                                                            PERCENT OF
                                                                              NUMBER OF     PERCENT OF     TOTAL VOTING
NAME OF BENEFICIAL OWNER                                CLASS OF SECURITY    SHARES(1)(2)   CLASS(1)(2)      POWER(15)
----------------------------------------------------  ---------------------  ------------  -------------  ---------------
Koninklijke Luchtvaart Maatschappij, N.V. (KLM).....         Class A Common    18,177,874         18.3            16.8
  Amsterdamseweg 55
  1192 G P Amstelveen
  The Netherlands
William S. Zoller, as Trustee of the Trusts for ALPA
  employees.........................................         Class A Common     9,346,098          9.4             8.7
  c/o State Street Bank & Trust Company                  Series C Preferred            73            *               *
  200 Newport Avenue, Q3N
  North Quincy, MA 02171
Thomas R. Roth, as Trustee of the Trust for IAM
  employees.........................................     Series C Preferred     4,101,977         67.2             5.2
  c/o State Street Bank & Trust Company
  200 Newport Avenue, Q3N
  North Quincy, MA 02171
Steven L. Hester, as Trustee of the Trust for IBT
  employees.........................................     Series C Preferred     1,125,102         18.4             1.4
  c/o State Street Bank & Trust Company
  200 Newport Avenue, Q3N
  North Quincy, MA 02171
State Street Bank & Trust Company,
  as Trustee of the Trust for all
  other employees...................................         Class A Common     1,845,079          1.9             1.7
  200 Newport Avenue, Q3N                             Series C Preferred(13)      871,053         14.3             1.1
  North Quincy, MA 02171
The Equitable Companies Incorporated(14)............         Class A Common    16,075,390         16.1            14.9
  787 Seventh Avenue
  New York, NY 10019

------------------------------

* Less than 1%

(1) The figures shown include shares allocated as of February 27, 1998, to the accounts of participants under the Employee Stock Plan.

(2) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days. The figures shown include shares subject to stock options granted under the 1990 Stock Option Plan and the 1994 Stock Incentive Plan of the Corporation which the particular individual or group has the right to acquire within 60 days of February 27, 1998. The figures shown do not include the number of shares of Class A Common Stock issuable upon conversion of Class B Common Stock or the number of shares of Class B Common Stock issuable upon conversion of Class A Common Stock, even though such conversions are permitted at any time.

(3) Includes 5,875,946 shares of Class A Common Stock held by members of Mr. Wilson's family as to which Mr. Wilson has sole voting power. Does not include the 5,940,651 shares of Class A Common Stock owned by trusts for Mr. Checchi's family, as to which Mr. Checchi and Mr. Wilson as trustee of such trusts share voting and investment power. Mr. Wilson's address is Suite 350, 1455 Pennsylvania Ave., Washington, DC 20004.

(4) Includes (i) 263,502 shares beneficially owned by Richard C. Blum & Associates, L.P., and (ii) 4,737,888 shares beneficially owned by Richard C. Blum & Associates--NWA Partners, L.P., a limited partnership of which Richard C. Blum & Associates, L.P. acts as general partner. Mr. Blum is a partner of Richard C. Blum & Associates, L.P., and a controlling person and chairman of Richard C. Blum & Associates, Inc., the general partner of Richard C. Blum & Associates, L.P. Mr. Blum disclaims beneficial ownership of the shares beneficially owned by Richard C. Blum & Associates, L.P. and Richard C. Blum & Associates--NWA Partners, L.P. The address of Mr. Blum, Richard C. Blum & Associates, L.P. and Richard C. Blum & Associates--NWA Partners, L.P. is 909 Montgomery Street, Suite 400, San Francisco, CA 84133.

(5) Includes 5,940,651 shares of Class A Common Stock beneficially owned by trusts for Mr. Checchi's family, as to which Mr. Checchi shares voting and investment power with Gary L. Wilson who is the trustee of such trusts. Mr. Checchi's address is Northwest Airlines Corporation, 5101 Northwest Drive, St. Paul, MN 55111-3034.

(6) Mr. Griswold is the retired International Director of the Teamsters Airline Division. Mr. Griswold disclaims beneficial ownership of the shares beneficially owned by the trust for IBT employees under the Employee Stock Plan.

(7) Mr. Kempner is a director of Richard C. Blum & Associates, Inc., the general partner of Richard C. Blum & Associates, L.P., which acts as general partner of Richard C. Blum & Associates--NWA Partners, L.P. Mr. Kempner disclaims beneficial ownership of any shares beneficially owned by Richard C. Blum & Associates, L.P. or Richard C. Blum & Associates--NWA Partners, L.P.

(8) Mr. Kourpias is the retired International President of the IAM. Mr. Kourpias disclaims beneficial ownership of the shares beneficially owned by the trust for IAM employees under the Employee Stock Plan.

(9) Includes 465,160 shares of Class A Common Stock held by trusts for Mr. Malek's family and 97,751 shares of Class A Common Stock issuable upon the exercise of a stock option granted to Mr. Malek in December 1989 under the Corporation's 1990 Stock Option Plan.

(10) Mr. van Wijk is President and Chief Executive Officer of KLM. Mr. van Wijk disclaims beneficial ownership of any shares beneficially owned by KLM.

(11) Mr. Vojta is Vice Chairman and director of Bankers Trust New York Corporation and Bankers Trust Company. Mr. Vojta disclaims beneficial ownership of the shares beneficially owned by Bankers Trust New York Corporation.

(12) Mr. Woerth is first vice president of ALPA. Mr. Woerth disclaims beneficial ownership of the shares beneficially owned by the trust for ALPA employees under the Employee Stock Plan.

(13) Represents shares of Series C Preferred Stock held by State Street Bank and Trust Company as trustee of the nonqualified trusts for the IAM and IBT employees.

(14) Based on a Schedule 13G filed with the Securities and Exchange Commission by The Equitable Companies Incorporated and certain affiliates indicating that at December 31, 1997, The Equitable Companies Incorporated, through subsidiaries and affiliates, had sole voting power over 7,629,868 of such shares, shared voting power over 4,413,960 of such shares and sole dispositive power over 16,075,390 of such shares. AXA-UAP owns a majority interest in The Equitable Companies Incorporated. Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurances Mutuelle (collectively, "Mutuelles AXA"), as a group, beneficially own a majority interest in AXA-UAP. Mutuelles AXA and AXA-UAP are French companies.

(15) The 6,100,049 shares of Series C Preferred Stock are convertible into 8,320,466 shares of Class A Common Stock. Assumes conversion of the Series C Preferred Stock and the issuance of Class A Common Stock pursuant to stock options that are exercisable within 60 days of February 27, 1998.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

POLICY

    The goals of the Corporation's executive compensation programs are (i) to attract and retain the best and most experienced executives, (ii) to integrate executive and stockholder interests by means of equity, risk-based compensation, and (iii) to compensate executives based on both corporate and individual performances.

DISCUSSION

    BASE SALARY. The Committee reviews on an annual basis the base salary of Mr. Dasburg and each of the eight senior executives who report directly to Mr. Dasburg. Adjustments in base salary are made on the basis of individual performance, scope of responsibilities and corporate profitability. Also, on an ongoing basis, the Corporation surveys the base salaries of executives at the other large United States airlines and at other companies (such as large service or travel related companies) with whom the Corporation competes for executives. This comparison group is broader than the peer group included in the performance graph of total stockholder return because the Corporation competes for executive talent with a broader group of companies than is reflected in the performance graph peer group. From August 1, 1993 through September 30, 1996, the base salary of Mr. Dasburg and each of the Corporation's executives was reduced by approximately 20 percent as part of the Corporation's overall employee wage savings program.

    INCENTIVE COMPENSATION PLAN. The Committee establishes annually an incentive compensation plan. The 1997 Key Employee Cash Incentive Plan (the "Cash Incentive Plan") has as its objectives: (i) the retention of key employees by delivering total annual compensation that is comparable to the compensation paid by airline and non-airline businesses with whom the Corporation competes for executives; (ii) the encouragement of teamwork and individual performance by providing rewards for achievement of corporate goals, as well as individual performance objectives, and (iii) the establishment of a diverse work force by providing rewards for achievement of affirmative action goals and other diversity efforts.

    The Cash Incentive Plan establishes for the senior officer participants in the Cash Incentive Plan a target incentive payment equal to a percentage of base salary as the award for 100 percent completion of corporate profitability, individual and diversity goals, which are assigned weightings of 75 percent,
22.5 percent and 2.5 percent, respectively. The target incentive payment for the senior officer participants, including the executive officers named in the Summary Compensation Table who participate in the Cash Incentive Plan (all except Mr. Dasburg), equaled 60 percent of base salary for 1997. For 120 percent completion of the corporate profitability goal, the target incentive for that portion of the incentive payment increases to a maximum of 125 percent of base salary on a weighted basis. Completion of the individual and diversity goals cannot on an aggregate basis for all employees participating in the Cash Incentive Plan exceed 100 percent of such goals, although particular individual employees may have a completion factor in excess of 100 percent.

    The corporate profitability component of the Cash Incentive Plan is based on the extent to which the Corporation meets its income contribution target for the year. The income contribution target is defined as operating income adjusted by adding back aircraft ownership costs (aircraft rentals and depreciation). The formula is designed to focus on the income and expense elements that management employees have the ability to influence through their performance. A performance formula is established annually based on the operating budget approved by the Board of Directors for the year, subject to adjustment by the Committee. The performance formula specifies levels of payment for specific levels of income contribution, expressed as a percent of the target incentive amount. The Committee made adjustments in 1997 to the formula to normalize for certain external events such as fluctuations in the price of fuel and the dollar/ yen exchange rate. In 1997, the income contribution necessary to attain 100 percent completion of the target incentive payment was $1,954 million. In 1997, the Corporation's income contribution totaled $1,957 million. The Corporation's financial performance must equal at least 80 percent of the income contribution target in order for there to be any payment under either the financial or individual components of the Cash Incentive Plan.

    The individual objective component of the Cash Incentive Plan is based on the degree to which participants meet individual performance objectives that have been established for the year as part of the Corporation's management by objective system. The Chief Executive Officer establishes the performance objectives for each of the executives reporting to him. These objectives typically number between six and ten and are weighted to reflect their relative priority.

    Performance of diversity objectives is measured by the achievement of affirmative action goals based on the hiring, development and promotion of individuals in protected classes and other diversity initiatives.

    STOCK OPTION AWARDS. Pursuant to the 1994 Northwest Airlines Corporation Stock Incentive Plan, the Compensation Administration Subcommittee of the Committee (the "Subcommittee") may grant stock options. The purpose of the stock incentive plan is to further the growth, development and financial success of the Corporation by aligning the personal interests of key employees through ownership of the Corporation's Common Stock with those of the Corporation's stockholders.

    Stock option awards generally are based on individual performance and contribution. The Chief Executive Officer makes recommendations to the Subcommittee with respect to stock option awards to the Corporation's executives. The Subcommittee determines stock option awards for the Chief Executive Officer.

    In 1997 the Subcommittee granted stock options to certain of the Corporation's director-level and above employees, including the executive officers named in the Summary Compensation Table (except for Mr. Dasburg and Mr. Lawrence). The number of the stock options granted to an employee (including the named executive officers) was based on the employee's management level, compensation and performance. In addition in November 1997, the Subcommittee granted an option with respect to 400,000 shares to Mr. Wilson based on Mr. Wilson's contributions and performance as Chairman and the addition of oversight responsibilities relating to alliance relationships.

    CEO COMPENSATION. Upon joining the Corporation in November 1989 as Executive Vice President of Finance and Administration, Mr. Dasburg's base salary was set at $500,000 per year with a target incentive payment of $500,000 per year. Mr. Dasburg was named President and Chief Executive Officer in November 1990 and at his request received no increase in either his base salary or target incentive payment at that time. Since November 1990, Mr. Dasburg has requested that the Corporation not consider any increase in his base salary or target incentive payment. In addition, effective August 1, 1993, Mr. Dasburg's base salary was reduced by approximately 20 percent as part of the Corporation's overall employee wage savings program.

    Mr. Dasburg's 1997 incentive payment equaled $490,000. For 1997, the Committee established for Mr. Dasburg a series of management goals and objectives for him to accomplish. Over the course of 1997, the Committee assessed Mr. Dasburg's attainment of these goals and based his 1997 incentive payment upon his performance in attaining these goals. Among the factors the Committee took into account in determining Mr. Dasburg's 1997 incentive payment were the Corporation's 1997 net income, the profitability of the Corporation in comparison to other U.S. and foreign flag airlines, and the achievement of certain objectives relating to safety, the recruitment and retention of personnel and alliance relationships.

    In view of Mr. Dasburg's performance and importance to the Corporation's continuing profitability, Mr. Dasburg was awarded 400,000 phantom stock units in January 1996 under the 1996 Northwest Airlines Corporation Retention and Long Term Incentive Compensation Plan. The vesting of such phantom stock units over the eight-year term of the plan is subject to the satisfaction of performance based criteria which are intended to measure corporate performance against preset quantifiable goals during each two-year performance period. The performance standards are established by the Subcommittee during the initial three month period of each performance period and are intended to focus Mr. Dasburg on the accomplishment of key long term strategic objectives. The performance standards for the first three performance periods relate to the Corporation's return on capital and the Corporation's profit margins. The first performance period ended on December 31, 1997 at which time 50,000 units vested. Each such vested unit represents the right to receive a cash payment equal to the average closing price of a share of Class A Common Stock for the ten trading day period ending on the trading day preceding the July 1, 1998 payment date.

    In 1997, no stock options were granted to Mr. Dasburg.

    COMPLIANCE WITH THE $1 MILLION LIMIT ON DEDUCTIBLE COMPENSATION.  In 1993,
Section 162(m) of the Internal Revenue Code was enacted which denies a publicly held corporation, such as the Corporation, a federal income tax deduction for compensation in excess of $1 million in a taxable year paid to each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

    To the extent consistent with the Corporation's compensation policies and the Committee's assessment of the interests of stockholders, the Corporation intends to comply with the requirements for the deductibility of executive compensation under Section 162(m). However, the Committee will balance the costs and burdens involved in compliance with Section 162(m) against the value of the tax benefits to be obtained by the Corporation thereby, and will in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

                                          Compensation and Stock Option
                                          Committee

                                               Frederic V. Malek, Chairman
                                               Richard C. Blum
                                               Dennis F. Hightower
                                               V. A. Ravindran
                                               Duane E. Woerth

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation earned by the Corporation's president and chief executive officer and the four other most highly paid executive officers of the Corporation for services rendered in all capacities to the Corporation during 1997:

                                                 ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                       ---------------------------------------   ------------------------------------
                                                    INCENTIVE                                    SHARES
                                                   COMPENSATION   OTHER ANNUAL   RESTRICTED    UNDERLYING     LTIP      ALL OTHER
                                       SALARY(1)     (BONUS)      COMPENSATION   UNIT AWARDS    OPTIONS     PAYMENTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR        $            $            (2) $            $            #            $           $
----------------------------  ------   ---------   ------------   ------------   -----------   ----------   ---------  ------------
John H. Dasburg                 1997    499,572      490,000         28,422              --          --        (4)        46,531(5)
President & Chief               1996    427,813      455,938         27,499       3,703,750(3)       --           --     132,741(6)
Executive Officer               1995    403,751      480,000             --              --          --           --     197,490(7)

Michael E. Levine               1997    399,667      282,006         30,914              --     100,000           --      50,363(5)
Executive Vice President-       1996    330,930      238,261         29,883              --      32,126           --     118,037(6)
Marketing & International       1995    292,142      311,333             --              --          --           --     139,485(7)

James A. Lawrence               1997    391,918      244,320        105,614              --          --           --     199,382(9)
Executive Vice President &      1996(8)   68,397      43,187         16,925              --     594,118           --      26,424(10)
Chief Financial Officer         1995         --           --             --              --          --           --          --

Christopher E. Clouser          1997    348,186      247,112         25,671              --      50,000           --      40,129(5)
Senior Vice President-          1996    281,979      203,005         27,503              --      27,789           --      95,191(6)
Administration                  1995    250,416      264,087             --              --          --           --     118,398(7)

Douglas M. Steenland            1997    348,358      246,755         17,488              --      50,000           --      28,443(5)
Senior Vice President           1996    281,313      199,914         17,500              --      27,789           --      87,847(6)
General Counsel and             1995    203,750      216,657             --              --          --           --      93,874(7)
Secretary

------------------------------

(1) Base salaries for each of the named executive officers for 1995 and 1996 (until October 1) reflect the wage reductions taken by management employees in connection with the labor cost savings agreements entered into by the Corporation and its unions during 1993. Base salaries shown for Mr. Levine and Mr. Clouser include amounts deferred under the Corporation's deferred compensation plan.

(2) Represents amounts reimbursed for the payment of taxes.

(3) Represents the cash payment value of 100,000 phantom stock units granted in January 1996 on the vesting date (August 15, 1996) of such units. Each unit represented the right to receive a cash payment on the vesting date equal to the average closing price of a share of Class A Common Stock reported on the Nasdaq National Market for the ten trading day period ending on the trading day preceding the vesting date ($37.0375 per share for the applicable period for such units).

(4) Under the Northwest Airlines Corporation 1996 Retention and Long Term Incentive Compensation Plan 50,000 phantom stock units vested as of December 31, 1997. Each vested unit represents the right to receive a cash payment equal to the average closing price of a share of Class A Common Stock for the ten trading period ending on the trading day preceding the payment date, July 1, 1998 for the vested units. The per share closing price of Class A Common Stock on the Nasdaq National Market on December 31, 1997 was $47.875.

(5) Represents the full amount of premiums paid by the Corporation for executive life insurance policies owned by the executive whereby the Corporation will recover certain premiums in the event of an executive's death.

(6) Represents the fair market value of shares of Common Stock of the Corporation allocated to the participant's account under the Corporation's Employee Stock Plan on the date of the contribution of such shares by the Corporation (Dasburg: $87,201; Levine: $68,037; Lawrence: $0; Clouser:
    $55,882; and Steenland: $60,099) and the full amount of premiums paid by the Corporation for executive life insurance policies owned by the executives whereby the Corporation will recover certain premiums in the event of an executive's death. The premium amounts were: Dasburg: $45,540; Levine:
    $49,554; Lawrence: $17,835; Clouser: $39,309; and Steenland: $27,748.

(7) Represents the fair market value of shares of Common Stock of the Corporation allocated to the participant's account under the Corporation's Employee Stock Plan on the date of the contribution of such shares by the Corporation.

(8) Mr. Lawrence commenced employment with the Corporation on October 14, 1996.

(9) Includes reimbursement for certain relocation expenses in the amount of $181,547 for Mr. Lawrence in 1997 and a premium amount of $17,835 paid by the Corporation for executive life insurance policies owned the executive.

(10) Included reimbursement for certain relocation expenses in the amount of $8,589 for Mr. Lawrence in 1996 and a premium amount of $17,835 paid by the Corporation for executive life insurance policies owned the executive.

STOCK OPTION GRANTS IN 1997(1)

    The following table provides information on stock option grants in 1997 to the named executive officers.

                                                                                INDIVIDUAL GRANTS
                                                            ---------------------------------------------------------
                                                                                PERCENT
                                                               NUMBER OF        OF TOTAL
                                                                SHARES          OPTIONS
                                                              UNDERLYING       GRANTED TO    EXERCISE OR                GRANT DATE
                                                            OPTIONS GRANTED   EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
NAME                                                              (#)             1997         ($/SH)         DATE      VALUE($)(2)
----------------------------------------------------------  ---------------   ------------   -----------   ----------   -----------
John H. Dasburg...........................................           --             --             --             --             --
Michael E. Levine.........................................      100,000         6.8795         3$5.875       6/26/07      $1,526,910
James A. Lawrence.........................................           --             --             --             --             --
Christopher E. Clouser....................................       50,000         3.4398         3$7.438        9/4/07      $ 791,405
Douglas M. Steenland......................................       50,000         3.4398         3$7.438        9/4/07      $ 791,405

------------------------------

(1) Each stock option has a term of 10 years. The options are generally exercisable in increments of 20 percent per year over a five year period, except for Mr. Levine's option grant which vests 20 percent on each of the first two anniversaries, 40 percent on the third anniversary and 20 percent on the fourth anniversary.

(2) The Black-Scholes model used to calculate the hypothetical values at date of grant considers a number of factors to estimate the option's present value, including the stock's projected volatility, the exercise period of the option, interest rates and the vesting features of the option. The following assumptions were used in determining the values under the Black-Scholes model: (i) risk-free rate of return: 6.373 percent for the 6/26/97 grant and 6.242% for the 9/4/97 grants, (ii) expected stock price volatility: 30.00 percent, (iii) exercise period: six years from the grant date, and (iv) dividend yield: 0.00 percent.

STOCK OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 STOCK OPTION VALUES

                                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                                  UNDERLYING                   IN-THE-MONEY
                                                                           UNEXERCISED OPTIONS HELD             OPTIONS AT
                                           SHARES                            AT DECEMBER 31, 1997          DECEMBER 31, 1997(1)
                                         ACQUIRED ON         VALUE        ---------------------------   ---------------------------
NAME                                    EXERCISE (#)      REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------  ---------------   --------------   -----------   -------------   -----------   -------------
John H. Dasburg......................      164,000         5,835,084        602,665        119,303       23,039,618     4,160,692
Michael E. Levine....................       39,000         1,461,979        196,092        173,421        7,077,427     3,179,095
James A. Lawrence....................           --                --        118,824        475,294        1,901,184     7,604,704
Christopher E. Clouser...............       80,000         2,906,821        109,945        103,109        4,050,505     1,952,692
Douglas M. Steenland.................       10,000           353,850         88,872         99,680        3,072,191     1,781,684

------------------------------

(1) Based on the per share closing price of Class A Common Stock ($47.875) on the Nasdaq National Market on December 31, 1997 minus the exercise price of such options.

PENSION PLAN TABLE

                                                                         ANNUAL RETIREMENT BENEFITS
                                                         ----------------------------------------------------------
                                                          15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
FINAL AVERAGE ANNUAL COMPENSATION                        OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE
-------------------------------------------------------  ----------  ----------  ----------  ----------  ----------
$ 200,000..............................................  $   57,802  $   77,073  $   96,333  $  115,604  $  115,604
$ 300,000..............................................      87,802     117,075     146,331     175,604     175,604
$ 400,000..............................................     117,802     157,077     196,329     235,604     235,604
$ 500,000..............................................     147,802     197,079     246,327     295,604     295,604
$ 600,000..............................................     177,802     237,081     296,325     355,604     355,604
$ 700,000..............................................     207,802     277,083     346,323     415,604     415,604
$ 800,000..............................................     237,802     317,085     396,321     475,604     475,604
$ 900,000..............................................     267,802     357,087     446,319     535,604     535,604
$1,000,000.............................................     297,802     397,089     496,317     595,604     595,604
$1,100,000.............................................     327,802     437,091     546,315     655,604     655,604
$1,200,000.............................................     357,802     477,093     596,313     715,604     715,604

    The table above shows the estimated annual retirement benefit which would be payable in the aggregate to the Corporation's named executive officers under the Northwest Airlines, Inc. Retirement Plan for Management Employees (the "Retirement Plan") and the Northwest Airlines, Inc. Officers Excess Benefit Plan (the "Excess Benefit Plan"). The benefit levels in the table assume retirement at age 65, the credited years of service shown and payment in the form of a single life annuity.

    The Retirement Plan is a non-contributory defined benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code of 1986, as amended (the "Code"). The amount of the normal annual retirement benefit payable under the Retirement Plan is generally determined by multiplying the employee's final average annual compensation by 60 percent and reducing such amount by an offset for Social Security benefits payable to the employee and for service of less than 30 years. Final average compensation for purposes of determining retirement benefits under the Retirement Plan is the average of the employee's highest 60 consecutive months of total annual cash compensation (including base salary and incentive compensation reported in the "Incentive Compensation (Bonus)" column of the Summary Compensation Table) during the 120 calendar month period immediately preceding retirement. As of December 31, 1997, the credited years of service under the Retirement Plan and the Excess Benefit Plan for Messrs. Dasburg, Levine, Lawrence, Clouser and Steenland are 8.2, 5.5, 1.3, 6.8 and 6.5, respectively.

    The benefit levels shown in the table above do not reflect limitations imposed by the Code on retirement benefits that may be paid under plans qualified under the Code. The Excess Benefit Plan provides retirement benefits to which officers of the Corporation would be entitled but for the limit on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under the Retirement Plan (currently $160,000). The Corporation has agreed to supplement the retirement benefits of Messrs. Dasburg, Levine, Lawrence, Clouser and Steenland as follows: in the case of Messrs. Lawrence, Clouser and Steenland, by agreeing to grant each of them over a period of five years up to 10 years of additional credited years of service; in the case of Mr. Dasburg, by agreeing to grant him up to 21 additional credited years of service during the 1994 to 1999 period and a minimum annual pension benefit of $500,000 beginning at age 60; and in case of the Mr. Levine, by agreeing to grant him over two separate five year periods up to an aggregate of 20 additional credited years of service. In addition, the Corporation has agreed to define final average compensation for purposes of determining retirement benefits for Messrs. Dasburg, Levine, Lawrence, Clouser and Steenland as the average of the executive's monthly earnings during the 36 months (whether or not consecutive) in which the executive's monthly earnings were the highest.

EMPLOYMENT AGREEMENTS

    The Corporation has entered into agreements with Messrs. Levine, Clouser and Steenland which entitle the executive to receive a base salary (subject to Corporation-wide base wage reductions, including the one imposed by the Corporation in 1993 in connection with the labor cost savings agreements entered into with its unions) and to participate in the Corporation's Cash Incentive Plan. The agreements have no set terms and the executive's employment under his agreement is terminable by either party for any reason upon 30 days written notice. In the event of a termination of the executive's employment by the Corporation other than for "cause" (as defined in the agreement) or by the executive for "good reason" (as defined in the agreement) or due to death or disability, the executive will continue to receive certain specified health and welfare benefits under the Corporation's benefit plans and programs for the life of the executive, will receive a severance payment equal to 200 percent of the sum of the base salary plus the target incentive payment and will realize the supplemental retirement benefits described above. If the executive's employment is terminated by the Corporation for any reason other than cause within two years after a "change in control" (as defined in the agreement) or by the executive at any time within six months after such two year period, in either case, the executive will be entitled to all payments and benefits otherwise due for termination. In addition, the agreement provides that the vesting of options held by the executive will accelerate in certain circumstances. The executive also is entitled to lifetime travel privileges and a gross-up payment for any excise taxes imposed under Section 4999 of the Code on any payment or distribution made to him by the Corporation. The executive is subject to a one year covenant not to compete in the event the executive terminates his employment without good reason or is terminated by the Corporation for cause.

    The Corporation has also entered into an agreement with Mr. Lawrence which entitles him to receive a base salary (subject to Corporation-wide base wage reductions) and to participate in the Corporation's Cash Incentive Plan. The agreement has no set term and his employment is terminable by either party for any reason upon 30 days written notice. In the event of a termination of his employment by the Corporation other than for "cause" (as defined in the agreement) or by Mr. Lawrence for "good reason" (as defined in the agreement) or due to death or disability, Mr. Lawrence will receive a severance payment equal to 200 percent of the sum of the base salary plus the target incentive payment. If his employment is terminated by the Corporation for any reason other than cause within two years after a "change in control" (as defined in the agreement) or by Mr. Lawrence at any time within six months after such two year period, in either case, he will be entitled to all payments and benefits otherwise due for termination. In addition, the agreement provides that the vesting of options held by Mr. Lawrence will accelerate in certain circumstances. Mr. Lawrence is subject to a one year covenant not to compete in the event he terminates his employment without good reason or is terminated by the Corporation for cause. In addition, Mr. Lawrence agreed to purchase $1,000,000 of Corporation Class A Common Stock in the open market at the time of his hiring and in connection with the grant of an option with respect to 94,118 shares, Mr. Lawrence paid to the Corporation $44,000 with respect to the year ended December 31, 1997 and agreed to pay to the Corporation $9,167 on the last day of each subsequent month so long as the option is outstanding; the payment obligation will be reduced pro rata with each exercise of the option.

    Messrs. Dasburg, Levine, Lawrence, Clouser and Steenland participate in the Corporation's Executive Life Insurance Plan pursuant to which the Corporation pays the premium with respect to a $1.0 million whole life insurance policy for each executive. In certain circumstances, the Corporation will recover certain of the premiums in the event of the executive's death. Each executive or a trust designated by such executive is the owner of the policy and the Corporation reimburses the executive for tax liabilities arising from such premium payments. Messrs. Dasburg, Levine, Lawrence, Clouser and Steenland also are entitled to receive certain additional medical benefits.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Corporation's Class A Common Stock for the period beginning March 18, 1994, when the Corporation became a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and ending December 31, 1997, with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Airline Index ("S&P Airline Index"). The graph assumes the investment of $100 in the Corporation's Class A Common Stock, the S&P 500 and the S&P Airline Index on March 18, 1994 and reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CUMULATIVE TOTAL STOCKHOLDER
                         RETURN

               Northwest Airlines Corporation    S&P 500  S&P Airline Index (1)
3/18/94                               $100.00    $100.00                $100.00
12/30/94                              $121.15     $99.74                 $78.55
12/29/95                              $392.31    $137.22                $114.72
12/31/96                              $300.96    $168.73                $125.77
12/31/97                              $368.27    $225.02                $211.67

                            3/18/94    12/30/94   12/29/95   12/31/96   12/31/97    2/27/98
                          -----------  ---------  ---------  ---------  ---------  ---------
Northwest Airlines
  Corporation...........   $     100   $  121.15  $  392.31  $  300.96  $  368.27  $  452.89
S&P 500.................   $     100   $   99.74  $  137.22  $  168.73  $  225.02  $  243.92
S&P Airline Index (1)...   $     100   $   78.55  $  114.72  $  125.77  $  211.67  $  214.02

------------------------

(1) The S&P Airline Index consists of American Airlines, Delta Air Lines, Southwest Airlines and US Airways.

                                   PROPOSAL 2
              APPROVAL OF CERTIFICATE OF INCORPORATION AMENDMENTS

    A proposal to amend the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Charter") to combine and reclassify the existing separate classes of voting and non-voting Class A and Class B Common Stock into a single class of voting Common Stock. The Class A Common Stock has full voting rights, while the Class B Common Stock is otherwise identical to the Class A Common Stock except that it has no voting rights. The Board of Directors has determined that there is no longer a need for the Corporation to maintain a separate class of non-voting Class B Common Stock and that it is in the best interests of the Corporation to have only one class of Common Stock with full voting rights. Accordingly, the Board of Directors desires to eliminate the two distinct classes of common stock and to combine and reclassify all outstanding shares of Class A Common Stock and Class B Common

Stock into one class of voting Common Stock. As with the Class A Common Stock, the combined class of voting Common Stock will be included in the Nasdaq National Market.

    The nonvoting Class B Common Stock was created in connection with the acquisition in 1989 of the Corporation's principal subsidiary, NWA Inc., which is the parent of Northwest Airlines, to accommodate certain of the Original Investors, KLM, Bright Star Investments Limited and Bankers Trust New York Corporation. KLM and Bright Star Investments Limited were non-United States citizens and prohibited from owning more than 25 percent of the voting interest of a company which owns a United States air carrier. Bankers Trust New York Corporation is a bank holding company and as such is generally prohibited from owning more than five percent of any class of voting securities of another company. Since 1989 Bankers Trust New York Corporation and Bright Star Investments Limited have sold all of their respective holdings of Corporation Common Stock and KLM has agreed to sell its shares of Corporation Common Stock to the Corporation. See "Election of Directors--Related Party Transactions." In addition, since 1989 the Corporation has established the Foreign Stock Registry so that only shares of the Corporation's voting stock held by non-United States citizens which are registered on the Foreign Stock Registry may be voted and no more than 25 percent of the voting stock of the Corporation may be so registered, thereby enabling non-U.S. citizens to hold voting Common Stock on a nonvoting basis. As a result of these events, there is no longer a need for the Corporation to maintain a separate class of non-voting stock. In addition, the Board believes that the combination of the two classes of Common Stock will reduce administrative burdens relating to Employee Stock Plan record keeping. The holder of a majority of the Class B Common Stock outstanding as of the Record Date has indicated that such holder will vote in favor of the Proposal. Therefore, approval of the Proposal by the holders of the Class B Common Stock is assured.

    Accordingly, the Board of Directors recommends that the stockholders approve amending Article FOURTH of the Charter to read as follows:

        FOURTH: The total number of shares of stock which the Corporation has authority to issue is 360,020,000 shares, consisting of: (i) 315,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and
    (ii) 45,020,000 shares of preferred stock, par value $.01 per share (the Preferred Stock").

        (a) CONVERSION. (i) All outstanding shares of Class A Common Stock, par value $.01 per share, of the Corporation ("Class A Common Stock") and Class B Common Stock, par value $.01 per share, of the Corporation ("Class B Common Stock") previously authorized by the Second Amended and Restated Certificate of Incorporation shall, as of the date of effectiveness of this Certificate of Amendment, be converted, without the action of any holder thereof, into an equal number of shares of Common Stock. The Class A Common Stock and the Class B Common Stock shall no longer be authorized by the Corporation.

        (ii) Following the effective date of this Certificate of Amendment, each certificate representing shares of Class A Common Stock and Class B Common Stock shall be deemed to be a certificate representing an equal number of shares of Common Stock.

        (b) PREFERRED STOCK. Pursuant to Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation is authorized to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law.

    In furtherance of the amendment to the Charter outlined above, the Board of Directors believes that certain other conforming changes are required in order to eliminate references to Class A Common

Stock. Accordingly, the Board of Directors recommends that the stockholders approve amending paragraph (b)(ii) of Article FIFTH of the Charter to read as follows:

        (ii) All certificates representing Common Stock or any other voting stock of the Corporation are subject to the restrictions set forth in this Article FIFTH.

    The Board of Directors also recommends that the stockholders approve amending the definition of the term "Qualified Holder" of Article TWELFTH of the Charter by replacing the reference to "Class A Common" therein with "Common Stock".

    Finally, the Board of Directors recommends that the stockholders approve amending at each other place in the Charter the terms "Class A Voting Common Stock" and "Class A Common Stock" to instead read, in each case, "Common Stock".

    Additional references to Class A voting Common Stock and Class B non-voting Common Stock need to be eliminated in the Certificate of Designation of the Series C Voting Preferred Stock. Accordingly, the Board of Directors recommends that the stockholders approve amending paragraphs 8(i)-(v) of such Certificate of Designation to read in their entireties as follows:

        (8) CONVERSION RIGHTS. (i) The Series C Voting Preferred Stock shall be convertible at any time into common stock of the Corporation on the basis set forth below. Except to the extent otherwise provided in this paragraph 8, each share of Series C Voting Preferred Stock shall be convertible into
    1.364 shares of common stock of the Corporation (the "Common Stock").

        (ii) On or before the earlier of (a) April 30, 1994 (or, if later, 30 days after the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 1993 have been made available to the Unions) or (b) 10 days after the filing with the Securities and Exchange Commission of a registration statement relating to an underwritten initial public offering of the Common Stock representing not less than 10% of the Common Stock outstanding on a fully diluted basis after giving effect to such offering, each of (x) the Trustees of the Trusts and Separate Arrangements, (except for those Trusts and Separate Arrangements for the benefit of ALPA employees who are members of the Air Line Pilots Association International ("ALPA"), or the trust beneficiaries to the extent specified below); and (y) ALPA with respect to the Trusts and Separate Arrangements for the benefit of ALPA employees, shall have the right (A) to convert each share of Series C Voting Preferred Stock held by such Trust or Separate Arrangement into 1.909 shares of Common Stock and (B) to receive, in respect of all future contributions to such Trust or Separate Arrangement, Common Stock in lieu of Series C Voting Preferred Stock, at the same conversion rate specified in clause (A) above; PROVIDED, HOWEVER, that such right may be exercised with respect to some or all of the shares of Series C Voting Preferred Stock held or to be received by such Trust or Separate Arrangement but may be exercised not more than once. The right set forth in this paragraph 8(ii) is referred to herein as the "Special Conversion Option." The Special Conversion Option may be exercised by the trust beneficiaries with respect to stock allocated to their accounts only if the Corporation has previously filed a registration statement with the Securities and Exchange Commission with respect to the Common Stock to be received upon exercise of such option.

       (iii) [DELETED]

        (iv) [DELETED]

        (v) Each shares of Series C Voting Preferred Stock shall automatically convert into 1.364 shares of the Common Stock upon the sale, transfer, exchange or other disposition of record or beneficial ownership of such share to (or with) any person who is not a Qualified Holder (a "Non-Qualified Sale").

    THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE PROPOSED CHARTER AMENDMENTS.

                                    AUDITORS

    Following the recommendation of the Audit, Safety and Environmental Committee, the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Corporation and its subsidiaries for the fiscal year ending December 31, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if desired and will be available to respond to appropriate questions.

                    OTHER BUSINESS AND DIRECTOR NOMINATIONS

    Management and the Board of Directors do not know of any matters other than those set forth above that will be presented for consideration at the Annual Meeting. However, execution of a proxy, unless otherwise indicated, confers on the persons named as proxies discretionary authority to vote the shares represented in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting.

    The Corporation's Bylaws require that, subject to the exclusive rights of any class or series of stock having preference over the Common Stock to elect Series C Directors or directors of the Corporation upon the happening of certain events, nominations of candidates for election as directors of the Corporation at any meeting of stockholders may be made by the Chairman of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the requirements of the Corporation's Bylaws. Among other things, not less than 60 days prior to the date of the anniversary of the annual meeting of stockholders held in the prior year, any stockholder who intends to make a nomination at the annual meeting shall deliver to the Office of the Secretary of the Corporation written notice which complies with the requirements of Section 1(c) of Article III of the Corporation's Bylaws.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who beneficially own more than ten percent of any class of the Corporation's equity securities ("Reporting Persons") to file reports of holdings and transactions in the Corporation's equity securities. Based on the Corporation's records and other information, the Corporation believes that all SEC filing requirements applicable to its Reporting Persons during 1997 were complied with except that:
(i) the Form 5s of the following Reporting Persons omitted 1996 option grants:
Messrs. Anderson, Clouser, Francht, Hirst, Levine, Steenland and Washburn; (ii) the Form 3s of Messrs. Vecchi and Mondale and a Form 4 of KLM were filed late;
(iii) the Form 3 of Mr. Malek omitted certain shares held by him as trustee for his children; and (iv) Messrs. Levine and Anderson failed to report the conversion of Class B Common Stock to Class A Common Stock in connection with sales pursuant to the Employee Stock Plan. Corrective filings have been made as required.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    In order for a stockholder proposal to be included in the Corporation's proxy materials for the annual meeting of stockholders to be held in 1999, it
must be received by the Corporation on or before November   , 1998.

 WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY
                AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors,
                                          Douglas M. Steenland
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

March   , 1998

    If you are planning to attend the Annual Meeting in person, please bring the admission ticket printed on this page with you. If you do not have an admission ticket, verification of share ownership will be necessary to obtain admission to the Annual Meeting. See "Notice of Annual Meeting" for details.

--------------------------------------------------------------------------------

                 NORTHWEST AIRLINES CORPORATION

              1998 ANNUAL MEETING ADMISSION TICKET

The Annual Meeting of Stockholders will be held at 9:30 a.m. on Friday, April 24, 1998 at the Equitable Life Building, 787
Seventh Avenue, New York, New York 10019.

  TO ATTEND THIS MEETING YOU MUST PRESENT THIS TICKET OR OTHER
                    PROOF OF SHARE OWNERSHIP

Doors open at 9:00 a.m. Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.

--------------------------------------------------------------------------------

                                                      PRELIMINARY PROXY MATERIAL

PROXY                    NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                                EAGAN, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 24, 1998.

    The undersigned hereby appoints as proxies, Douglas M. Steenland and John H. Dasburg, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote, all shares of Class A Common Stock of Northwest Airlines Corporation held of record by the undersigned on February 27, 1998 at the Annual Meeting of Stockholders to be held on April 24, 1998, and at any adjournments thereof, as instructed on the reverse side of this card and in their discretion upon such other matters as may properly come before the Annual Meeting.

1.  ELECTION OF DIRECTORS, NOMINEES:

      R.C. BLUM, A.A. CHECCHI, J.H. DASBURG, D.K. GOODWIN, D.F. HIGHTOWER,
F.V. MALEK, W.F. MONDALE, V.A. RAVINDRAN, L.M. VAN WIJK, G.J. VOJTA, G.L. WILSON

/ /  FOR ALL NOMINEES LISTED ABOVE   / /  WITHHOLD AUTHORITY
     (EXCEPT AS MARKED BELOW)             TO VOTE FOR ALL NOMINEES LISTED ABOVE

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------
2. PROPOSAL TO AMEND THE NORTHWEST AIRLINES CORPORATION CERTIFICATE OF INCORPORATION

            / /  FOR            / /  AGAINST            / /  ABSTAIN
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  / /
CERTIFICATION:
PURSUANT TO FEDERAL LAW AND NORTHWEST'S CERTIFICATE OF INCORPORATION, NORTHWEST'S VOTING STOCK IS SUBJECT TO CERTAIN FOREIGN OWNERSHIP RESTRICTIONS. BY SIGNING BELOW, THE UNDERSIGNED REPRESENTS THAT IT IS A UNITED STATES CITIZEN AS THAT TERM IS DEFINED IN THE FEDERAL AVIATION ACT OR THAT THE SHARES OF STOCK REPRESENTED BY THIS PROXY HAVE BEEN REGISTERED ON THE FOREIGN STOCK REGISTRY OF THE CORPORATION.

                                                --------------------------------
                                                SIGNATURE

                                                --------------------------------
                                                SIGNATURE IF HELD JOINTLY

                                                DATED:
                                                --------------------------------

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

                                                      PRELIMINARY PROXY MATERIAL

PROXY                    NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                                EAGAN, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 24, 1998.

    The undersigned hereby appoints as proxies, Douglas M. Steenland and John H. Dasburg, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote, all shares of Class B Common Stock of Northwest Airlines Corporation held of record by the undersigned on February 27, 1998 at the Annual Meeting of Stockholders to be held on April 24, 1998, and at any adjournments thereof, as instructed on the reverse side of this card and in their discretion upon such other matters as may properly come before the Annual Meeting.

1. PROPOSAL TO AMEND THE NORTHWEST AIRLINES CORPORATION CERTIFICATE OF INCORPORATION

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the meeting.

(CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  / /
CERTIFICATION:
PURSUANT TO FEDERAL LAW AND NORTHWEST'S CERTIFICATE OF INCORPORATION, NORTHWEST'S VOTING STOCK IS SUBJECT TO CERTAIN FOREIGN OWNERSHIP RESTRICTIONS. BY SIGNING BELOW, THE UNDERSIGNED REPRESENTS THAT IT IS A UNITED STATES CITIZEN AS THAT TERM IS DEFINED IN THE FEDERAL AVIATION ACT OR THAT THE SHARES OF STOCK REPRESENTED BY THIS PROXY HAVE BEEN REGISTERED ON THE FOREIGN STOCK REGISTRY OF THE CORPORATION.

                                                --------------------------------
                                                SIGNATURE

                                                --------------------------------
                                                SIGNATURE IF HELD JOINTLY

                                                DATED:
                                                --------------------------------

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

                                                      PRELIMINARY PROXY MATERIAL

PROXY                    NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                                EAGAN, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 24, 1998.

    The undersigned hereby appoints as proxies, Douglas M. Steenland and John H. Dasburg, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote, all shares of Series C Preferred Stock of Northwest Airlines Corporation held of record by the undersigned on February 27, 1998 at the Annual Meeting of Stockholders to be held on April 24, 1998, and at any adjournments thereof, as instructed on the reverse side of this card and in their discretion upon such other matters as may properly come before the Annual Meeting.

1.  ELECTION OF SERIES C DIRECTORS:

                  M.L. GRISWOLD, G.J. KOURPIAS AND D.E. WOERTH

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. PROPOSAL TO AMEND THE NORTHWEST AIRLINES CORPORATION CERTIFICATE OF INCORPORATION

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES AND PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  / /
CERTIFICATION:
PURSUANT TO FEDERAL LAW AND NORTHWEST'S CERTIFICATE OF INCORPORATION, NORTHWEST'S VOTING STOCK IS SUBJECT TO CERTAIN FOREIGN OWNERSHIP RESTRICTIONS. BY SIGNING BELOW, THE UNDERSIGNED REPRESENTS THAT IT IS A UNITED STATES CITIZEN AS THAT TERM IS DEFINED IN THE FEDERAL AVIATION ACT OR THAT THE SHARES OF STOCK REPRESENTED BY THIS PROXY HAVE BEEN REGISTERED ON THE FOREIGN STOCK REGISTRY OF THE CORPORATION.

                                                --------------------------------
                                                SIGNATURE

                                                --------------------------------
                                                SIGNATURE IF HELD JOINTLY

                                                DATED:
                                                --------------------------------

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

                                                     PRELIMINARY PROXY MATERIAL

                        NORTHWEST AIRLINES CORPORATION
                           2700 LONE OAK PARKWAY
                              EAGAN, MN 55121
                            DIRECTION TO TRUSTEE
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1998

As a participant in the Northwest Airlines Corporation Employee Stock Plan, I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on April 24, 1998 in the manner indicated on the reverse side of this card. I understand that the Trustee will vote, in its sole discretion, unallocated shares and allocated shares for which no directions have been received.

IF YOU SIGN AND RETURN YOUR DIRECTION CARD BUT DO NOT CHECK A BOX OR OTHERWISE PROVIDE DIRECTION WITH RESPECT TO THE ELECTION OF DIRECTORS OR PROPOSAL 2, THE TRUSTEE WILL VOTE YOUR SHARES "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.

-------------------------------------------------------------------------------
      PLEASE MARK, DATE, SIGN, AND RETURN THIS DIRECTION CARD PROMPTLY,
      USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN
                      THE UNITED STATES OF AMERICA.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

------------------------------------
  NORTHWEST AIRLINES CORPORATION
       EMPLOYEE STOCK PLAN
------------------------------------

     RECORD DATE SHARES:


                                                       ------------------
Please be sure to sign and date this Card.              Date
-------------------------------------------------------------------------


Participant sign here
-------------------------------------------------------------------------


1. Election of Directors.

   R.C. BLUM, A.A. CHECCHI, J.H. DASBURG, D.K. GOODWIN, D.F. HIGHTOWER, F.V. MALEK, W.F. MONDALE, V.A. RAVINDRAN, L.M. VANWIJK, G.J. VOJTA AND G.L. WILSON

                                     With-             For All
                   For               hold               Except
                   / /               / /                 / /

   NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).

2. Amendment of the Northwest Airlines Corporation Certificate of Incorporation.

                   For             Against             Abstain
                   / /               / /                 / /


3. In its discretion, the Trustee is authorized to vote upon any other business that may properly come before the Annual Meeting.

                   For             Against             Abstain
                   / /               / /                 / /

CERTIFICATION:
PURSUANT TO FEDERAL LAW AND NORTHWEST'S CERTIFICATE OF INCORPORATION, NORTHWEST'S VOTING STOCK IS SUBJECT TO CERTAIN FOREIGN OWNERSHIP
RESTRICTIONS. BY SIGNING THIS CARD, THE UNDERSIGNED REPRESENTS THAT IT IS A UNITED STATES CITIZEN AS THAT TERM IS DEFINED IN THE FEDERAL AVIATION ACT.

Mark box at right if you plan to attend the Annual Meeting.               / /


Mark box at right if an address change or comment has been
noted on the reverse side of this card.                                   / /


-------------------------------------------------------------------------------
                        NORTHWEST AIRLINES CORPORATION
DETACH CARD                                                         DETACH CARD

Dear Northwest Airlines Corporation Employee Stock Plan Participant:

The Annual Meeting of the Stockholders of Northwest Airlines Corporation will be held on April 24, 1998.

As a participant in the Northwest Airlines Corporation Employee Stock Plan, you are entitled to direct the Trustee to vote the shares of stock allocated to your Employee Stock Plan account. The Trustee will vote, in its sole discretion, unallocated shares and allocated shares for which no instructions have been received. The Trustee will also vote in its sole discretion any shares allocated to your Supplemental Retirement Plan account.

Because your voting rights are important, you are strongly encouraged to direct the Trustee to vote your shares. Please mark the boxes on the direction card, date, sign, and detach the card and return it to the Trustee in the enclosed postage paid envelope. All voting directions will be kept in strict confidence by the Trustee.

Your instruction card must be received by 5 P.M. EDT, April 22, 1998, in order to be counted.

Sincerely,

Northwest Airlines Corporation

                                                     PRELIMINARY PROXY MATERIAL

                        NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                                EAGAN, MN 55121
                               DIRECTION TO TRUSTEE
    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1998

As a participant in the Northwest Airlines Corporation Employee Stock Plan, I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on April 24, 1998 in the manner indicated on the reverse side of this card. I understand that the Trustee will vote, in its sole discretion, unallocated shares and allocated shares for which no directions have been received.

IF YOU SIGN AND RETURN YOUR DIRECTION CARD BUT DO NOT CHECK A BOX OR OTHERWISE PROVIDE DIRECTION WITH RESPECT TO PROPOSAL 1, THE TRUSTEE WILL VOTE YOUR SHARES "FOR" PROPOSAL 1.

-------------------------------------------------------------------------------
       PLEASE MARK, DATE, SIGN, AND RETURN THIS DIRECTION CARD PROMPTLY,
       USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN
                      THE UNITED STATES OF AMERICA.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

------------------------------------
 NORTHWEST AIRLINES CORPORATION
     EMPLOYEE STOCK PLAN
------------------------------------

     RECORD DATE SHARES:


                                                           -------------------
Please be sure to sign and date this Card.                  Date
------------------------------------------------------------------------------


Participant sign here
------------------------------------------------------------------------------


1. Amendment of the Northwest Airlines Corporation Certificate of Incorporation

                   For             Against             Abstain
                   / /               / /                 / /

2. In its discretion, the Trustee is authorized to vote upon any other business that may properly come before the Annual Meeting.

                   For             Against             Abstain
                   / /               / /                 / /

CERTIFICATION:
PURSUANT TO FEDERAL LAW AND NORTHWEST'S CERTIFICATE OF INCORPORATION, NORTHWEST'S VOTING STOCK IS SUBJECT TO CERTAIN FOREIGN OWNERSHIP
RESTRICTIONS. BY SIGNING THIS CARD, THE UNDERSIGNED REPRESENTS THAT IT IS A UNITED STATES CITIZEN AS THAT TERM IS DEFINED IN THE FEDERAL AVIATION ACT.



Mark box at right if you plan to attend the Annual Meeting.              / /


Mark box at right if an address change or comment has been
noted on the reverse side of this card.                                  / /


-------------------------------------------------------------------------------
                        NORTHWEST AIRLINES CORPORATION
DETACH CARD                                                         DETACH CARD

Dear Northwest Airlines Corporation Employee Stock Plan Participant:

The Annual Meeting of the Stockholders of Northwest Airlines Corporation will be held on April 24, 1998.

As a participant in the Northwest Airlines Corporation Employee Stock Plan, you are entitled to direct the Trustee to vote the shares of stock allocated to your Employee Stock Plan account with respect to certain matters to be voted on at the Annual Meeting. The Trustee will vote, in its sole discretion, unallocated shares and allocated shares for which no instructions have been received. The Trustee will also vote in its sole discretion any shares allocated to your Supplemental Retirement Plan account.

Because your voting rights are important, you are strongly encouraged to direct the Trustee to vote your shares. Please mark the boxes on the direction card, date, sign, and detach the card and return it to the Trustee in the enclosed postage paid envelope. All voting directions will be kept in strict confidence by the Trustee.

Your instruction card must be received by 5 P.M. EDT, April 22, 1998, in order to be counted.

Sincerely,

Northwest Airlines Corporation